EXHIBIT 10.19

CAPITAL GROWTH SYSTEMS, INC.
STOCK OPTION AGREEMENT
PATRICK C. SHUTT

THIS STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of the 8th day of September, 2006, by and between Capital Growth Systems, Inc. (“Company”) and Patrick C. Shutt, an individual (“Optionee”).

1.  Grant of Option. Company hereby grants to Optionee an option (“Option”) to purchase Shares (as defined herein) from the Company. The Option is subject to the terms and conditions set forth below and in that certain Employment Agreement, of even date herewith, between the Company and Optionee (the “Employment Agreement”), a copy of which is attached hereto as Exhibit A and incorporated herein by reference. Capitalized terms not otherwise defined in this Agreement have the same meaning as defined in the Employment Agreement.

2.  Exercise Price. $0.70 per share (as equitably adjusted for reverse splits, forward splits and recapitalization).

3.  Number of Shares. 1,500,000 shares of common stock of the Company (the “Shares”).

4.  Type of Option. The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”).

5.  Vesting.

(a)  General. The Option hereby granted to the Optionee shall become vested (and, therefore, exercisable) as set forth in Section 4(b)(iv)(2) of the Employment Agreement.

(b)  Termination of Employment. The Company’s obligations upon termination of the Optionee’s employment (whether with/without Cause, for Good Reason or other than for Good Reason, or by reason of Optionee’s death or Disability) with respect to any vested and all unvested Shares as of the Date of Termination shall be as set forth in Section 6 of the Employment Agreement.

(c)  Change of Control. The Company’s obligations upon a Change of Control with respect to any vested and all unvested Shares shall be as set forth in Sections 6(f) and 6(g) of the Employment Agreement.

6.  Exercise of Option: Subject to the terms and condition herein and in the Employment Agreement, the Option, to the extent vested, may be exercised in whole or in part upon written notice to the Company and payment in cash, by check or wire transfer of an amount (“Option Price”) equal to the product of (i) the Exercise Price multiplied by (ii) the number of Shares to be acquired. The Option Price may be paid in shares of Common Stock (A) which are already owned by the Optionee and which are surrendered to the Company in good form for transfer or (B) which are retained by the Company from the shares of the Common Stock which would otherwise be issued to the Optionee upon the Optionee’s exercise of the Option. Such shares shall be valued at their Fair Market Value on the date of exercise of the option. In lieu of payment in fractions of Shares, payment of any fractional Share amount shall be made in cash or check payable to the Company. The exercise price may also be paid by delivering a properly executed exercise notice in a form approved by the Board together with irrevocable instructions to a broker to promptly deliver to the Company the amount of applicable sale price. No shares of Common Stock shall be issued to any Optionee upon exercise of an option until the Company receives full payment therefore as described above.

7.  Expiration of Option. The Option shall expire on the tenth (10th) anniversary of the date of this Agreement (“Expiration Date”) and in no event shall the Option be exercisable after the Expiration Date. Except as otherwise provided in Section 6 of the Employment Agreement, any portion of the Option (whether vested or unvested) that is unexercised on the date Optionee’s employment with the Company is terminated shall be deemed expired. The Optionee shall have no further rights with respect to such expired Option. Any Option which expires shall also be deemed terminated and forfeited for any and all purposes.

8.  Rights as a Stockholder. Optionee shall have no rights as a stockholder of the Company with respect to any Shares covered by the Option (including, but not limited to, any rights to receive distributions or participate in the management of the Company) until the date of the exercise of the Option and the payment of the Exercise Price therefor. No adjustment shall be made for distributions or other rights for which the record date is prior to such exercise date.

9.  Restrictions on Transfer of Option and Shares.

(a)  General. The Option is personal to Optionee and is not transferable by Optionee other than by will or the laws of descent and distribution, subject to the provisions of the Employment Agreement. Further, Optionee may not directly or indirectly, sell, assign, transfer, mortgage, encumber, pledge, or otherwise deal with or dispose of (any of the foregoing being referred to herein as a “Transfer”) without first complying with the requirements of this Section.

(b)  Securities Law Compliance. Optionee understands and acknowledges that federal and state securities laws govern and restrict Optionee’s right to offer, sell or otherwise dispose of any Shares unless Optionee’s offer, sale or other disposition thereof is registered under the Act and state securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. Optionee shall not Transfer any Shares without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that the Transfer would not: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing, (ii) violate or cause the Company to violate the Act, the rules and regulations promulgated thereunder or any other state or federal law, or (iii) cause any securities law exemption to be unavailable to the Company with regard to future sales. Any Transfer of Shares must also satisfy the other requirements and restrictions of this Section.

10.  Conformity with Employment Agreement. The Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Employment Agreement. Inconsistencies between this Agreement and the Employment Agreement shall be resolved in accordance with the terms of the Employment Agreement.

11.  Withholding of Taxes. Federal, state and local withholding tax due under the terms of the this Option may be paid in cash or shares of Common Stock (either through the surrender of previously held shares of Common Stock or the withholding of shares of Common Stock otherwise issuable upon the exercise or payment of such award) having a Fair Market Value equal to the required withholding and upon such other terms and conditions as the Board shall determine; provided, however, that the Board, in its sole discretion, may require that such taxes be paid in cash; and provided, further, that any election by a participant subject to Section 16(b) of the Exchange Act to pay his withholding tax in shares of Common Stock shall be subject to and must comply with Rule 16b-3(e) of the Securities Exchange Act of 1934, as amended.

12.  Restrictive Covenants. Optionee acknowledges and reaffirms herein that he is subject to, and shall abide by, certain covenants and limitations including, without limitation, confidentiality, non-solicitation, work product assignments and work-for-hire obligations as set forth in Sections 9 and 10 of the Employment Agreement, which are reasonable in duration and scope. This Section 12 shall survive any termination of this Agreement.

13.  Governing Law. The law of Illinois shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Illinois.

14.  Notices. All notices, demands or other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested, or sent by reputable express courier service. Such notices, demands and other communications shall be sent to at the addresses indicated below:

If to the Optionee:	Patrick C. Shutt 20/20 Technologies, Inc. 125 South Wacker Drive - Suite 319 Chicago, IL 60606

with a copy to:

Mitchell D. Goldsmith, Esq. Shefsky & Froelich Ltd. 111 East Wacker Drive - Suite 2800 Chicago, IL 60601

If to the Company:	Capital Growth Systems, Inc. 50 East Commerce Drive - Suite A Schaumburg, IL 60173

with a copy to:

Timothy R. Lavender, Esq. Kelley Drye & Warren LLP 333 West Wacker Drive - Suite 2600 Chicago, IL 60606

or to such other address or to the attention of such other person as a party may specify by written notice in accordance with this Section.

15.  Entire Agreement; Amendment. This Agreement and the Employment Agreement constitute the entire understanding between Optionee and the Company, and supersede all other agreements whether written or oral with respect to the acquisition by Optionee of Shares of the Company. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of Optionee and the Company.

16.  Waiver. The failure to insist upon strict enforcement of any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or the right of any party hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against which enforcement of such wavier is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

17.  Restrictive Legend. All certificates representing Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

[Signature Page Follows]

BY EXECUTING THIS AGREEMENT, OPTIONEE ACKNOWLEDGES AND AFFIRMS THAT OPTIONEE HAS RECEIVED AND REVIEWED THE EMPLOYMENT AGREEMENT AND THAT OPTIONEE AGREES TO BE BOUND BY ALL OF THE TERMS OF THE EMPLOYMENT AGREEMENT AND THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement as of the date first above written.

COMPANY:		OPTIONEE:

Capital Growth Systems, Inc.
/s/ Patrick C. Shutt
Patrick C. Shutt
By:	/s/ Thomas G. Hudson
Its:	Chief Executive Officer

EXHIBIT A

EMPLOYMENT AGREEMENT

(See Exhibit 10.18 for Employment Agreement)

A-1